UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2022

OTR ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39708	85-2136914
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1395 Brickell Avenue, Suite 800

Miami, Florida 33131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 697-9600

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	OTRAU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	OTRA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	OTRAW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On January 31, 2022, Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco”), CLS Sub Merger 1 Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of Holdco (“Comera Merger Sub”), CLS Sub Merger 2 Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of Holdco (“OTR Merger Sub” and, together with Comera Merger Sub, the “Merger Subs”), OTR Acquisition Corp., a Delaware corporation (“OTR”) and Comera Life Sciences, Inc., a Delaware corporation (“Comera”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions contained in the Business Combination Agreement, (i) Comera Merger Sub will be merged with and into Comera, with Comera surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Comera Merger”) and (ii) OTR Merger Sub will be merged with and into OTR, with OTR surviving such merger as a direct wholly-owned subsidiary of Holdco (the “OTR Merger”) (together with the Comera Merger, the “Mergers” and collectively with the other transactions described in the Business Combination Agreement, the “Proposed Business Combination”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Structure of the Proposed Transactions

The Proposed Business Combination is structured as follows:

(a)    Pursuant to the Business Combination Agreement, (i) Comera Merger Sub will be merged with and into Comera, with Comera surviving the Comera Merger as a direct wholly-owned subsidiary of Holdco and (ii) immediately following the consummation of the Comera Merger, OTR Merger Sub will be merged with and into OTR, with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of Holdco;

(b)    By virtue of the Comera Merger and by the filing of a certificate of merger with the Secretary of State of the State of Delaware (such time, the “Comera Merger Effective Time”), (i) all shares of Comera common stock, par value $0.001 per share (“Comera Common Stock”), issued and outstanding immediately prior to Closing (as defined below) (including Comera Common Stock issued upon the conversion of Comera preferred stock immediately prior to the Closing) will be canceled and converted into the right to receive shares of Holdco common stock, par value $0.0001 per share (“Holdco Common Stock”), (ii) all Comera Vested In-The-Money Options outstanding will be canceled and converted into the right to receive shares of Holdco Common Stock and (iii) all outstanding Comera Unvested Options and Comera Vested Out-Of-The-Money Options will be converted into options to purchase shares of Holdco Common Stock;

(c)    By virtue of the OTR Merger and by the filing of a certificate of merger with the Secretary of State of the State of Delaware (such time, the “OTR Merger Effective Time”), all shares of common stock of OTR issued and outstanding immediately prior to the Closing will be converted on a one-to-one basis into the right to receive shares of Holdco Common Stock and all outstanding warrants to purchase common stock of OTR will be converted into warrants to purchase shares of Holdco Common Stock. Any outstanding OTR Units as of immediately prior to the OTR Merger Effective Time will be automatically separated into the component securities at the OTR Merger Effective Time. However, no fractional warrants will be issued nor will any compensation be paid in lieu of the fractions of warrants.

The aggregate consideration to be paid to equityholders of Comera in the Comera Merger (the “Aggregate Comera Consideration”) will be a number of shares of Holdco Common Stock equal the quotient of (A) $126,000,000, less any Leakage (as defined the Business Combination Agreement) since September 30, 2021 divided by (B) $10.00;

(d)    At the Closing, in addition to the Aggregate Comera Consideration and as part of the overall consideration payable to the holders of Comera Common Stock and Comera Vested In-The-Money Options pursuant to the Business Combination Agreement, Holdco will place 3,150,000 shares of Holdco Common Stock

(the “Earn-Out Shares”) into escrow with an escrow agent. If, at any time during the period beginning on the Closing Date and expiring at the close of business on the second anniversary of the Closing Date (the “Earn-Out Period”), the VWAP of Holdco Common Stock is equal to or greater than $12.50 for any 20 trading days within a period of 30 consecutive trading days (the “Earn-Out Trigger”), then within 10 business days following the achievement of the Earn-Out Trigger, the Earn-Out Shares will be released to the holders of Comera Common Stock and holders of Comera Vested In-The-Money Options. If a Change of Control occurs during the Earn-Out Period that results in the holders of shares of Holdco Common Stock receiving consideration equal to or in excess of $12.50 per share, then, immediately prior to the consummation of such Change of Control, the Earn-Out Trigger, to the extent that it has not been previously satisfied, shall be deemed to be satisfied, and Holdco shall promptly instruct the Escrow Agent to deliver the Earn-Out Shares to the holders of Comera Common Stock and holders of Comera Vested In-the-Money Options, in each case in accordance with the Payment Spreadsheet. If the Earn-Out Trigger is not achieved during the Earn-Out Period, then, upon expiration of the Earn-Out Period, the Earn-Out Shares will be cancelled;

(e)    Contemporaneously with the execution of the Business Combination Agreement, OTR, Holdco, Comera and the Key Comera Stockholders entered into a stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which the Key Comera Stockholders agreed to, among other things, vote all of their shares of Comera Common Stock and Comera Preferred Stock in favor of the approval and adoption of the Business Combination Agreement and the Proposed Business Combination. A description of the Stockholder Support Agreement is set forth under the heading “Stockholder Support Agreement” under this Item 1.01 of this Current Report on Form 8-K;

(f)    Contemporaneously with the execution of the Business Combination Agreement, the Sponsor, Comera and OTR entered into a sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to, among other things, vote its shares of OTR Class B common stock in favor of the Business Combination Agreement and abstain from exercising certain redemption rights. A description of the Sponsor Support Agreement is set forth under the heading “Sponsor Support Agreement” under this Item 1.01 of this Current Report on Form 8-K; and

(g)    In connection with the Closing, OTR, Holdco, all stockholders of Comera (the “Comera RR Holders”) and OTR Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor” and, together with the Comera RR Holders, the “Holders”) will enter into the Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), providing for certain registration rights and lock-up obligations in respect of the Holders’ ownership of securities in Holdco following the Closing of the Proposed Business Combination (the “Combined Company”). A description of the Registration Rights and Lock-Up Agreement is set forth under the heading “Registration Rights and Lock-Up Agreement” under this Item 1.01 of this Current Report on Form 8-K.

Proxy Statement

On February 3, 2022, Holdco confidentially submitted a draft registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) which includes (i) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the special meeting of OTR’s stockholders to be held to consider approval and adoption of (A) the Business Combination Agreement, (B) if necessary, to adjourn the special meeting to a later date or dates and (C) any other proposals the parties deem necessary to effectuate the Proposed Business Combination Transaction (collectively, the “OTR Proposals”) and (ii) a prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of Holdco Common Stock to be issued to the OTR stockholders and Comera stockholders pursuant to the Business Combination Agreement.

Stock Incentive Plan

Prior to the Closing, Holdco will adopt a stock incentive award plan.

Stock Exchange Listing

Holdco, OTR and Comera will use their respective reasonable best efforts to cause the shares of Holdco Common Stock and Holdco Warrants to be issued in connection with the Proposed Business Combination to be approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”) at Closing.

Closing

Unless the Business Combination Agreement is earlier terminated, the Closing will occur as promptly as practicable, but in no event later than three (3) business days following the satisfaction or waiver of all of the closing conditions.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, the following as applicable: corporate organization and qualification; organizational documents; capitalization; authority relative to the Business Combination Agreement; no conflicts; required filings and consents; permits; compliance; financial statements; absence of certain changes or events; absence of litigation; employee benefit plans; labor and employment matters; real property; title to assets; intellectual property; taxes; environmental matters; material contracts; insurance; board approval; vote required; certain business practices; interested party transactions; Section 12 of the Securities Act; brokers’ fees; the trust account; the listing of OTR Common Stock, Warrants and Units; investigation and reliance; and Investment Company Act. The representations and warranties of the respective parties to the Business Combination Agreement will not survive the Closing.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the Closing and efforts to satisfy the conditions to closing. Comera has agreed that, prior to the earlier to occur of the OTR Merger Effective Time or termination of the Business Combination Agreement, it will conduct its business in the ordinary course of business and in a manner consistent with past practice, and will use its commercially reasonable efforts to preserve substantially intact its current business organization, keep available the services of its current officers, key employees and consultants, and preserve the existing relationships with Comera customers, suppliers and other significant business relations. Comera has also agreed, subject to specified exceptions, to refrain from taking certain actions such as changing its organizational documents, making distributions, or amending or changing its capital structure. OTR has agreed that, prior to the earlier to occur of the OTR Merger Effective Time or termination of the Business Combination Agreement, it will conduct its business in the ordinary course of business consistent with past practice. In addition, OTR has agreed that prior to the earlier to occur of the OTR Merger Effective Time or termination of the Business Combination Agreement, subject to specified exceptions, refrain from taking certain actions such as changing its organizational documents, making distributions, or amending or changing its capital structure. The covenants of the respective parties to the Business Combination Agreement will not survive the Closing, except for those covenants that by their terms expressly apply in whole or in part after the Closing.

Conditions to Closing

Unless waived by the parties, under the Business Combination Agreement, the consummation of the Proposed Business Combination is subject to customary closing conditions, including (i) the approval of the Business Combination Agreement (the “Business Combination Proposal”) and any other proposals the parties to the Business Combination Agreement deem necessary to effectuate the Proposed Business Combination having been approved and adopted by the requisite affirmative vote of OTR’s stockholders, (ii) the Written Consent (as defined below) having been delivered to OTR, (iii) the absence of any governmental law or order that would prohibit the Proposed Business Combination, (iv) OTR having at least $5,000,001 in net tangible assets after giving effect to the exercise of redemption rights by public stockholders of OTR, (v) all parties to the Registration Rights and Lock-Up Agreement and Letter Agreement having delivered duly executed copies of such agreements, (vi) the representations and warranties of the parties to the Business Combination Agreement being true and correct, subject to the de minimis, materiality and material adverse effect standards contained in the Business Combination Agreement, (vii) material compliance by the parties with their respective covenants, (viii) Holdco, in its capacity as the sole stockholder of Comera Merger Sub, having approved and adopted the transactions contemplated by the Business Combination Agreement and any other proposals deemed necessary to effect such transactions, (ix) Holdco, in its capacity as the sole stockholder of OTR Merger Sub, having approved and adopted the transactions contemplated by the Business Combination Agreement and any other proposals deemed necessary to effect such transactions, (x) Comera, in its capacity as the sole stockholder of Holdco, having approved and adopted the transactions contemplated by the Business Combination Agreement and any other proposals deemed necessary to effect such transactions, (xi) the Registration Statement registering the securities of Holdco to be issued in the Business Combination having been declared effective by the SEC and no stop order or other proceedings suspecting its effectiveness having been instituted, (xii) the Holdco Common Stock having been approved for listing on Nasdaq, and (xiii) the executed written resignations of certain officers or directors of OTR, effective as of the OTR Merger effective time, having been delivered to OTR.

Termination

The Business Combination Agreement is subject to termination prior to the Comera Merger Effective Time as follows:

(a)    by mutual written consent of OTR and Comera;

(b)    by OTR or Comera, if (i) the OTR Merger Effective Time will not have occurred prior to May 19, 2022 (the “Outside Date”); provided that if an extension proposal is approved at a relevant OTR stockholders’ meeting, the Outside Date shall be the last day of the extended time period for OTR to consummate a business combination; provided, further, that the Business Combination Agreement may not be terminated by any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition to the Mergers on or prior to the Outside Date; (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Proposed Business Combination illegal or otherwise preventing or prohibiting consummation of the Proposed Business Combination, including the Mergers; or (iii) any of the Business Combination Proposal or any other proposals the parties to the Business Combination Agreement deem necessary to effectuate the Proposed Business Combination fail to receive the requisite vote for approval at the special meeting or any adjournment thereof;

(c)    by Comera if (i) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of OTR set forth in the Business Combination Agreement, or if any representation or warranty of OTR will have become untrue, in either case such that the conditions described in subsections (a) and (b) above under the heading “Comera, Holdco and the Merger Subs Conditions to Closing” would not be satisfied (a “Terminating OTR Breach”); provided that Comera has not waived such Terminating OTR Breach and Comera is not then in material breach of its representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating OTR Breach is curable by OTR, Comera may not terminate the Business Combination Agreement due to a Terminating OTR Breach for so long as OTR continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Comera to OTR; or (ii) the OTR board of directors shall have publicly withdrawn, modified or changed, in a manner that is adverse to Comera, its recommendation to its stockholders to approve the Business Combination Proposal or any other proposals the parties to the Business Combination Agreement deem necessary to effectuate the Proposed Business Combination; and

(d)    by OTR if (i) Comera has failed to deliver the Written Consent to OTR within two hours following the execution of the Business Combination Agreement; (ii) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Comera, Holdco or the Merger Subs set forth in the Business Combination Agreement, or if any representation or warranty of Comera, Holdco or the Merger Subs has become untrue, in either case such that the conditions described in subsections (a) and (b) above under the heading “OTR Conditions to Closing” would not be satisfied (“Terminating Comera Breach”); provided, that OTR has not waived such Terminating Comera Breach and OTR is not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, further, that, if such Terminating Comera Breach is curable by Comera, Holdco or the Merger Subs, OTR may not terminate the Business Combination Agreement due to a Terminating Comera Breach for so long as Comera, Holdco or the Merger Subs continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by OTR to Comera; or (iii) the PCAOB Audited Financials have not been delivered to OTR by Comera on or before February 25, 2022. Comera may terminate the Business Combination Agreement if the OTR Board has publicly withdrawn, modified or changed, in a manner that is adverse to Comera, its recommendation to the OTR Stockholders to approve the Business Combination and other proposals that will be voted upon at the OTR stockholders’ meeting.

Effect of Termination

If the Business Combination Agreement is terminated, the Business Combination Agreement will become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about OTR, Comera, Holdco, Comera Merger Sub or OTR Merger Sub. In particular, the assertions embodied in representations and warranties by OTR, Comera, Holdco, Comera Merger Sub and OTR Merger Sub contained in the Business Combination Agreement were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, and are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about OTR, Comera, Holdco, Comera Merger Sub or OTR Merger Sub and should only be read in conjunction with the other information that OTR or Comera make publicly available in reports, statements and other documents filed with the SEC.

Stockholder Support Agreement

On January 31, 2022, OTR, Holdco, Comera and the Key Comera Stockholders entered into the Stockholder Support Agreement, pursuant to which the Key Comera Stockholders agreed to vote all of their shares of Comera Common Stock and Comera Preferred Stock at any meeting of Comera stockholders, and in any action by written consent of the Comera stockholders, in favor of the approval and adoption of the Business Combination Agreement and the Proposed Business Combination. Additionally, the Key Comera Stockholders have agreed not to (a) transfer any of their shares of Comera Common Stock and Comera Preferred Stock (or enter into any arrangement with respect thereto), (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement or (c) trade in shares of OTR until the expiration of the redemption rights pursuant to OTR’s amended and restated certificate of incorporation. In addition, certain of the Key Comera Stockholders delivered the irrevocable written consent containing the requisite stockholder approval of the Comera stockholders of the Business Combination Agreement and the Proposed Business Combination on January 31, 2021 (the “Written Consent”).

The foregoing description of the Stockholder Support Agreement is qualified in its entirety by reference to the full text of the Stockholder Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Support Agreement

On January 31, 2022, the Sponsor, Comera and OTR entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, to (a) vote all of its shares of OTR Class B Common Stock in favor of the Business Combination Agreement and the Proposed Business Combination, (b) abstain from exercising any redemption rights in connection with the Proposed Business Combination and (c) waive the anti-dilution provisions of Section 4.3(b)(ii) of OTR’s amended and restated certificate of incorporation, which contains adjustments to the conversion ratio of the shares of OTR Class B Common Stock into shares of OTR Class A Common Stock at Closing.

The foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference to the full text of the Stockholder Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Registration Rights and Lock-Up Agreement

In connection with the Closing, OTR, Holdco, the Comera RR Holders and the Sponsor (together with the Comera RR Holders, the “Holders”) will enter into the Registration Rights and Lock-Up Agreement at Closing.

Pursuant to the terms of the Registration Rights and Lock-Up Agreement, the Combined Company will be obligated to file a registration statement to register the resale of certain securities of the Combined Company held by the Holders. In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed, in the aggregate, $30 million. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the securities of Holdco held by the Holders to be locked-up until the earlier of (i) one year following the Closing and (ii) the date on which the sale price of the Holdco Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period commencing 150 days after the Closing (the “Lock-Up Period”). Notwithstanding the Lock-Up Period, in the event that $25 million or more remains in the Trust Account, for any Comera RR Holder owning less than 4% of the outstanding shares of Holdco Common Stock as of immediately following the Closing, with respect to 50% of the shares of Holdco Common Stock owned by such Holder immediately following the Closing, the lock-up period will end on the date that is 180 days after the Closing.

The foregoing description of the Registration Rights and Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights and Lock-Up Agreement, a copy of which is included as Exhibit A to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Letter Agreement

In connection with the Closing, Holdco and the Sponsor will enter into the Letter Agreement to provide for certain governance matters relating to the Combined Company. The Business Combination Agreement and the form of Letter Agreement attached thereto provide that, among other things, so long as the Sponsor’s director nominee remains on the board of directors of the Combined Company, the Sponsor will be entitled to designate a representative to attend meetings of the board of directors of the Combined Company in a nonvoting observer capacity.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is included as Exhibit F to the Business Combination Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Additional Information About the Proposed Business Combination and Where to Find It

This Current Report on Form 8-K relates to the Proposed Business Combination. Holdco intends to publicly file the Registration Statement that will include a proxy statement of OTR and a prospectus of Holdco. The definitive proxy statement/prospectus will be sent to all OTR and Comera stockholders. Holdco also will file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and securities holders of OTR and Comera are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about the Proposed Business Combination and the parties to the Proposed Business Combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Holdco through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by OTR may be obtained free of charge from OTR’s website at https://www.otracquisition.com/ or by written request to OTR Acquisition Corp., 1395 Brickell Avenue, Suite 800, Miami, Florida 33131.

Participants in Solicitation

Holdco, OTR and Comera and their respective directors and officers may be deemed to be participants in the solicitation of proxies from OTR’s stockholders in connection with the Proposed Business Combination. Information about OTR’s directors and executive officers and their ownership of OTR’s securities is set forth in OTR’s filings with the SEC, including OTR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 3, 2021 as amended on December 13, 2021. To the extent that holdings of OTR’s securities have changed since the amounts printed in OTR’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Business Combination may be obtained by reading the proxy statement/prospectus regarding the Proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Business Combination between OTR and Comera, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the products offered by Comera and the markets in which it operates, and Comera’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of OTR’s securities, (ii) the risk that the transaction may not be completed by OTR’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by OTR, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Business Combination Agreement by the stockholders of OTR, the satisfaction of the minimum trust account amount following redemptions by OTR’s public stockholders, (iv) the lack of a third party valuation in determining whether or not to pursue the Proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vi) the effect of the announcement or pendency of the transaction on Comera’s business relationships, performance, and business generally, (vii) risks that the Proposed Business Combination disrupts current plans of Comera and potential difficulties in Comera’s employee retention as a result of the Proposed Business Combination, (viii) the outcome of any legal proceedings that may be instituted against Holdco, Comera or OTR related to the Business Combination Agreement or the Proposed Business Combination, (ix) the ability to maintain the listing of OTR’s securities on the Nasdaq Stock Market LLC (“Nasdaq”), (x) the price of Holdco’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Comera operates, variations in performance across competitors, changes in laws and regulations affecting Comera’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination, and identify and realize additional opportunities, (xii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Comera operates, (xiii) the risk that Comera and its current and future collaborators are unable to successfully develop and commercialize Comera’s products or services, or experience significant delays in doing so, (xiv) the risk that Comera may never achieve or sustain profitability; (xv) the risk that Comera will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (xvi) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations, (xvii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (xviii) the risk of product liability or regulatory lawsuits or proceedings relating to Comera’s products and services, and (xix) the risk that Comera is unable to secure or protect its intellectual property and (xx) the risk that the post-combination company’s securities will not be approved for listing on Nasdaq or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of OTR’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Holdco’s Registration Statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by Holdco or OTR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Holdco, Comera and OTR assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Holdco, Comera nor OTR gives any assurance that either Comera or OTR will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of OTR, Comera or Holdco, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 8.01	Other Events

On February 4, 2022, OTR and Comera issued a joint press release (the “Press Release”) announcing the confidential submission of the Registration Statement with the SEC on February 3, 2022 with respect to the Proposed Business Combination. A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Business Combination Agreement, dated as of January 31, 2022, among Comera Life Sciences Holdings, Inc., OTR Acquisition Corp., CLS Sub Merger 1 Corp., CLS Sub Merger 2 Corp. and Comera Life Sciences, Inc.

10.1	Stockholder Support Agreement, dated as of January 31, 2022, by and among Comera Life Sciences Holdings, Inc., OTR Acquisition Corp., Comera Life Sciences, Inc. and certain stockholders of Comera Life Sciences, Inc. party thereto.

10.2	Sponsor Support Agreement, dated as of January 31, 2022, by and among OTR Acquisition Sponsor LLC, Comera Life Sciences, Inc. and OTR Acquisition Corp.

99.1	Press Release, dated February 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). OTR agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTR ACQUISITION CORP.

Date: February 4, 2022

	By:	/s/ Nicholas J. Singer
		Name:	Nicholas J. Singer
		Title:	Chief Executive Officer